Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND NINE MONTHS ENDED APRIL 30, 2018

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2018.

Revenues from Operations for the three months ended April 30, 2018 amounted to $4,854,910 compared to revenues of $4,952,454 in the comparable 2017 three-month period, while revenues from operations for the nine months ended April 30, 2018 were $14,431,671 compared to revenues of $14,560,242 in the comparable 2017 nine-month period.

Net income from Operations for the three months ended April 30, 2018 was $318,172, or $.16 per share, compared to net income from Operations of $606,234, or $.30 per share, in the comparable 2017 three-month period.

Net income from Operations for the nine months ended April 30, 2018 was $3,167,496, or $1.57 per share, compared to net income from Operations of $1,391,821, or $.69 per share, in the comparable 2017 nine-month period.

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Dated: June 6, 2018